                                                                    Exhibit 3.41

                            CERTIFICATE OF AMENDMENT
                                TO THE BYLAWS OF
                         GOODHEW AMBULANCE SERVICE, INC.
                            A CALIFORNIA CORPORATION

     Eloise C. Goodhew, Walter Howell, Janice Dee Goodhew Schnetzky, Terry Ann Goodhew Witte, James K. Witte and Dale Henry Goodhew certify that:

     They are the shareholders of all of the outstanding stock of Goodhew Ambulance Service, Inc., a California corporation, and are entitled to exercise the voting power of said Corporation.

     The bylaws of Goodhew Ambulance Service, Inc., a California corporation, are hereby amended at Article I, Section 2, "Number and Qualification of Directors". Article I, Section 2, in its entirety, shall state as follows:

          The authorized number of directors of the corporation shall be five
          (5), effective as of August 30, 1993 until changed by amendment to the Articles of Incorporation or by a bylaw duly adopted by the shareholders amending this Section of Article I

     The bylaws of Goodhew Ambulance Service, Inc., a California corporation, are hereby amended at Article I, Section 6, "Organization Meeting". Article 1,
Section 6, in its entirety, shall state as follows:

          The Board of Directors shall hold their annual meeting at the same time and place as the annual meeting of the shareholders for the purpose of organization, election of officers and the transaction of such other business as may come before the meeting.

     The bylaws of Goodhew Ambulance Service, Inc., a California corporation, are hereby amended at Article I, Section 7, "Other Regular Meetings". Article 1,
Section 7, in its entirety, shall state as follows:

          Other regular meetings of the Board of Directors shall be held without call at such intervals as the Board of Directors find necessary to serve the best interests of the Corporation and at such place and time as they shall deem appropriate.

     The bylaws of Goodhew Ambulance Service, Inc., a California corporation, are hereby amended at Article II, Section 1. Article II, Section 1., in its entirety, shall state as follows:

          The Directors shall be elected annually at the annual meeting of the shareholders, which shall be held on such date and time as the shareholders of the Corporation deem appropriate. If no annual meeting is held upon the appointed day, a belated meeting may be held at any time when ordered or called by a majority in interest of the shareholders, upon the same notice as a special meeting. The annual meeting shall be competent to transact all business which the law permits to be considered and passed upon by an annual meeting of the stockholders of a corporation.

     The foregoing amendments have been duly adopted in accordance with the provisions of the bylaws of this Corporation and of the California Corporations Code.

                            (Signatures on next page)


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
     Eloise C. Goodhew, Walter Howell Janice Dee Goodhew Schnetzky, Terry Ann Goodhew Witte, James K. Witte and Dale Henry Goodhew further certify under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate of Amendment are true and correct of their own knowledge. Dated this ____ day of _____, 1994.


/s/ Eloise C. Goodhew                   /s/ Eloise C. Goodhew
-------------------------------------   ----------------------------------------
Eloise C. Goodhew                       Eloise C. Goodhew, as proxy holder
                                        for Dale Henry Goodhew


/s/ Eloise C. Goodhew                   /s/ Walter Howell
-------------------------------------   ----------------------------------------
Eloise C. Goodhey, as proxy holder      Walter Howell
for Janice Dee Goodhew Schnetzky


/s/ James Witte
-------------------------------------
James K. Witte


/s/ Terry G. Witte
-------------------------------------
Terry Ann Goodhew Witte


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
                                     BY-LAWS

                                       OF

                         GOODHEW AMBULANCE SERVICE, INC.

                                    ARTICLE I

                             DIRECTORS - MANAGEMENT

     Section 1. Powers: Subject to the limitations of the Articles of Incorporation, of the By-Laws, and of the California General Corporation Law as to action which shall be authorized or approved by the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of this corporation shall be controlled by, the Board of Directors. Without prejudice to such general powers, but subject to the same limitation, it is hereby expressly declared that the directors shall have the power to appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the board in the management of the business and affairs of the corporation, except the power to declare dividends and to adopt, amend or repeal By-Laws. The executive committee shall be composed of two or more directors.

     Section 2. Number and Qualification of Directors: The authorized number of directors of the corporation shall be six (6) until changed by amendment to the Articles of Incorporation or by a By-Law duly adopted by the shareholders amending this Section of Article I.

     Section 3. Election and Term of Office: The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected.

     Section 4. Vacancies: Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting, of the shareholders.

          A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

          The shareholders may elect a direftor or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of the Shareholders shall have power to elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     Section 5. Place of Meeting: Meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal office. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 6. Organization Meeting: Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of such meeting is hereby dispensed with.

     Section 7. Other Regular Meetings: Other regular meetings of the Board of Directors shall be held without call at 9:00 a.m. on the third Thursday of December, and notice of all such regular meetings is hereby dispensed with.

     Section 8. Special Meetings: Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President, or, if he is absent or unable or refuses to act, by any Vice President or by any two directors.

          Written notice of the time and place of special meetings shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least 48 hours prior to the time of the holding of the meeting. In case such notice is delivered, as above provided, it shall be so delivered at least 24 hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.


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
     Section 9. Notice of Adjournment: Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

     Section 10. Waiver of Notice: The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, including meetings conducted by telephone, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, or in communication with each other, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 11. Quorum: A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Articles of Incorporation.

     Section 12. Adjournment: A quorum of the directors may adjourn any directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors' meeting, either regular or special, may adjourn from time to time or until the time fixed for the next regular meeting of the Board.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. The Directors shall be elected annually at the annual meeting of the stockholders, which shall be held at 12:00 noon on the third Monday in January of each year at the office of the principal place of business of the corporation. No notice of the annual meeting


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
shall be required. If no annual meeting is held upon the appointed day, a belated meeting may be held at any time when ordered or called by the Directors, upon the same notice as a special meeting. The annual meeting shall be competent to transact all business which the law permits to be considered and passed upon by an annual meeting of the stockholders of a corporation.

     Section 2. Special meetings of the stockholders may be called upon five (5) days' notice, to be mailed to each stockholder at his last known address, postage prepaid, when called and ordered by a majority vote of the Board of Directors.

     Section 3. At each meeting of the stockholders, every stockholder shall be entitled to vote in person, or by proxy appointed by instrument in writing subscribed by such stockholder, or by his duly authorized attorney, and delivered to the Secretary at least one hour before the time for opening the meeting, and each stockholder shall have one vote for each share of stock standing registered in his name at the time of the closing of the transfer books for said meeting. Upon demand of any stockholder, the vote upon any question before the meeting shall be by ballot.

     Section 4. All meetings of the stockholders shall be held at the principal place of business of the corporation, or at any place within or without the state upon the written consent of all shareholders entitled to vote thereat, or at such place as may be designated from time to time by the Board of Directors. Any meeting shall be valid wherever held if held by the written consent of all the shareholders entitled to vote thereat given either before or after the meeting and filed with the Secretary.

                                   ARTICLE III

                                    OFFICERS

     Section 1. The executive officers of the company shall be the President, a Vice President (or more than one Vice President), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors.

          The Board of Directors may appoint such other officers as they shall deem necessary, who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors or the President, and they shall be subject to the direction of the President.

          Any two or more of such offices, except those of President and Secretary, may be held by the same person.

     Section 2. Powers and Duties of President: The President shall preside over all meetings of the stockholders and Board of Directors. He shall have general charge of the business of the corporation and of all employees of the same; may hire, employ, and shall have general charge over all officers of the corporation, and may discharge all such officers except those directly employed by the Board of Directors; provided, however, that any or all of said duties contained in this clause may, by resolution of the Board of Directors, be vested in and carried out by a General Manager to be named and appointed by the Board of Directors. The President shall sign certificates of stock, contracts and instruments in writing executed by the Corporation (except as otherwise ordered by the Board of Directors); shall call the Directors together whenever he deems it necessary, and shall have such further powers and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 3. Duties of Vice President: The Vice President shall act in place of the President whenever the President is unable to act, or is absent from the city wherein is situated the corporation's principal place of business, and shall have such other powers and shall perform such duties as may be assigned to him by the Board of Directors.

     Section 4. Duties of the Treasurer: The Treasurer shall have such powers and duties as may be assigned to him by the Board of Directors.

          In lieu of a Treasurer, some bank or banks may be selected as a depositary for the funds of this corporation.

     Section 5. Duties of Secretary: The Secretary is the recording officer of the corporation, and as such, he shall keep a record and minutes of all meetings of the stockholders and Directors; shall countersign certificates of stock and other contracts (unless otherwise directed by the Directors), and instruments in writing made in the corporate name, and shall keep the stock records and account books; shall serve all notices required, and do and perform such other and further duties as the Board of Directors may direct, and shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.

     Section 6. Duties of Assistant Secretary: The Board of Directors may appoint one Assistant Secretary, or more than one Assistant Secretary, and each Assistant Secretary shall have such powers and shall perform such duties as may be assigned to him by the Board of Directors.

     Section 7. Committees: The Board of Directors may, from time to time, provide for committees, composed of Directors, which shall have those powers and duties assigned to them by the Board of Directors. The Board of Directors may also appoint a General Manager who shall have such powers and duties as may be assigned to him by the Board of Directors.

                                   ARTICLE IV

     Section 1. The stock transfer books of this corporation may be closed for the meeting of the stockholders, and for the payment of dividends during such period as from time to time may be fixed by the Board of Directors, and during such period so designated no stock shall be transferable.

                                    ARTICLE V

     Section 1. The duties and terms of employment of officers not herein otherwise provided for shall be subject to the control of the Board of Directors, and for that purpose, they may enter into binding contracts in the corporate name.

                                   ARTICLE VI

                              CAPITAL STOCK - SEAL

     Section 1. The certificates for shares of capital stock of the company shall be in such form as is not inconsistent with the Articles of Incorporation, and shall be prepared and approved by the Board of Directors. The certificates shall be signed by the President, or a Vice President, and also by the Secretary or Assistant Secretary.

          All certificates shall be successively numbered.

     Section 2. Shares of capital stock of the company shall be transferred only in the books of the company by the holder thereof in person or by his attorney, upon surrender and cancellation of certificates for a like number of shares.

     Section 3. Fractional shares of the capital stock of this corporation shall not be issued, and the Board of Directors shall have and are hreby given power to adjust with any stockholder entitled to a fractional share of his holdings of stock, by demanding him to purchase additional fractional shares to make one whole share, or by giving him in cash the value of the fractional share at par value, and cancelling said fractional share.

     Section 4. The Board of Directors shall provide a suitable seal containing the name of the company and the date of incorporation.

     Section 5. In the event a certificate for capital stock of this corporation shall be lost or destroyed, the Board of Directors may order a new certificate issued, upon such guarantee by the party claiming the same as they may deem satisfactory.

                                   ARTICLE VII

     Section 1. Provisions, subjects, proceedings, rules, regulations and matters not covered or provided for by these By-Laws, shall be governed by those numerous sections of the Civil Code of the State of California which have been adopted and exist for the purpose of controlling and governing corporations, their officers, Directors, stockholders and affairs; such provisions of law shall be of the same force and effect as if herein set forth in full.

                                  ARTICLE VIII

     Section 1. Parliamentary matters, rules and regulations governing stockholders' and Directors' meetings, shall be under the control of the Board of Directors, and subject to their deliveration and order, unless the law otherwise provides.

                                   ARTICLE IX

     Section 1. When ordered or authorized by the Board of Directors, contracts and other instruments in writing and papers may be executed in the corporate name by any officer, agent or employee.

                                    ARTICLE X

     Section 1. The annual report, balance sheet and statement of income and profit and loss contemplated by Section 358 of the General Corporation Law of California are hereby dispensed with and waivered.


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
                                   ARTICLE XI

     Section 1. These By-Laws may be amended or repealed, or new By-Laws adopted, by the unanimous vote of the entire Board of Directors of the corporation, or at an annual meeting or at any other meeting of the stockholders, called for that purpose by the Directors, by a vote representing a majority of the subscribed capital stock. The written assent of the holders of a majority of the outstanding stock is effectual to repeal or amend any By-Laws or to adopt additional By-Laws.

          We, the undersigned, being the stockholders and owners of all of the capital stock subscribed for, issued and outstanding of the aforementioned corporation, and being also the incorporators and Directors named in the Articles of Incorporation of the same, do hereby assent to the foregoing By-Laws, and adopt them as the By-Laws of the said corporation, and do certify that they do now constitute the By-Laws of said corporation.

     Dated: This ____ day of _____, 1945.

                                        /s/ James H. Goodhew, Sr.
                                        ----------------------------------------
                                        JAMES H. GOODHEW, SR.


                                        /s/ Melva T. Goodhew
                                        ----------------------------------------
                                        MELVA T. GOODHEW


                                        /s/ James H. Goodhew, Jr.
                                        ----------------------------------------
                                        JAMES H. GOODHEW, JR.


                                        /s/ Ivan Lachkit
                                        ----------------------------------------
                                        IVAN LACHKIT

     KNOW ALL MEN BY THESE PRESENTS: The undersigned, being Directors and the Secretary of the corporation known as the GOODHEW AMBULANCE SERVICE, INC. do hereby certify that the above and foregoing By-Laws thereof on the ____ day of _____ 1946, and that the same do now constitute the By-Laws of said Corporation.


/s/ James H. Goodhew, Sr.               /s/ James H. Goodhew, Jr.
-------------------------------------   ----------------------------------------
JAMES H. GOODHEW, SR.                   JAMES H. GOODHEW, JR.


/s/ Melva T. Goodhew                    /s/ Ivan Lachkit
-------------------------------------   ----------------------------------------
MELVA T. GOODHEW                        IVAN LACHKIT


                                        /s/ Melva T. Goodhew
                                        ----------------------------------------
                                        SECRETARY


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